                                                                                                                                                                                                                                                                                                    Exhibit 10.14

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT dated as of May 7, 2007 (this “Agreement”) is entered into among HENNESSEY FINANCIAL, LLC (the “Company”), CS FINANCING CORPORATION (“Senior Lender”) and HENNESSEY FINANCIAL MONTHLY INCOME FUND, LP (“Subordinated Lender”).

RECITALS

A.
Senior Lender and the Company have entered into a Loan and Security Agreement dated October 25, 2005 and amended August 22, 2006, September 21, 2006 and May 7, 2007 (as from time to time amended, modified, extended, renewed, refinanced, or restated in accordance with the terms of this Agreement, the “Senior Loan Agreement”), together with the other Loan Documents (as defined in the Senior Loan Agreement), whereby the Senior Lender intends to make available to the Company certain loans and other financial accommodations therein set forth.  All of the Company’s obligations under the Senior Loan Documents (as hereinafter defined) are secured by assignments of and security interests in substantially all of the now or hereafter acquired assets of the Company, all as more fully set forth in the Senior Loan Documents.

B.
Subordinated Lender and the Company have entered into a Loan and Security Agreement dated May 10, 2007 (as from time to time amended, modified, extended, renewed, refinanced, or restated in accordance with the terms of this Agreement, the “Subordinated Loan Agreement”), together with the other Loan Documents (as defined in the Subordinated Loan Agreement), whereby the Subordinated Lender will make available to the Company certain loans and other financial accommodations therein set forth.  All of the Company’s obligations under the Subordinated Loan Documents (as hereinafter defined) are secured by assignments of and security interests in substantially all of the now or hereafter acquired assets of the Company, all as more fully set forth in the Subordinated Loan Documents.

C.
The Company is or will be from time to time indebted to the Subordinated Lender up to the aggregate principal amount of One Hundred Million and 00/100 Dollars ($100,000,000.00) and is or will be from time to time indebted to the Senior Lender up to the aggregate principal amount of Forty Million and 00/100 Dollars ($40,000,000.00).

D.
As a condition of the financing accommodations under the Senior Loan Documents and Subordinated Loan Documents, the parties hereto are required to enter into this Agreement to establish the relative rights and priorities of the Senior Lender and the Subordinated Lender under the Senior Loan Documents and the Subordinated Loan Documents.

E.
The Subordinated Lender will benefit from the financing accommodations made by the Senior Lender under the Senior Loan Agreement and the other Senior Loan Documents.  The Subordinated Lender and the Company desire to enter into this Agreement in order to induce the Senior Lender to enter into the Senior Loan Agreement.  The Subordinated Lender acknowledges that the Senior Lender would not advance to the Company under the Senior Loan Documents but for the execution of this Agreement.

F.
As more fully set forth herein, the Subordinated Lender will subordinate to the Senior Lender, in certain circumstances enumerated herein, 20% of the amount owed by the Company to the Senior Lender and the Subordinated Lender and the Senior Lender will divide the remainder in a pro-rata fashion.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.
Definitions.  Except as otherwise provided herein, all capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Senior Loan Agreement, provided that the following terms shall have the meanings set forth below:

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et. seq.) or any replacement or supplemental federal statute dealing with the bankruptcy of debtors.

“Company Property” means all assets, property and property rights, of any kind or nature, tangible or intangible, now or hereafter existing, in which the Company or any Obligor owns, asserts or maintains an interest.

“Finally Paid” or “Final Payment,” when used in connection with the Senior Indebtedness, means the full and indefeasible payment in cash of all of the Senior Indebtedness and the irrevocable termination of all commitments of the Senior Lender under the Senior Loan Documents, if any.

“Initial Share” shall be 20% of the Senior Indebtedness as of the date of the last Senior Payment Default unless there have been a continuous series of Senior Payment Defaults, in such case the Initial Share shall be computed as of the first date in the series of Senior Payment Defaults.

“Liens” means any mortgage, deed of trust, pledge, lien, security interest, charge, set-off right or other encumbrance, whether now existing or hereafter created, acquired or arising.

“Obligor” means any guarantor or obligor of any Senior Indebtedness or Subordinated Indebtedness.

“Person” shall have the meaning given such term in the Senior Loan Agreement.

“Pro-Rated Share” when used in connection with the Senior Lender “Pro-Rated Share” shall be Senior Indebtedness divided by the sum of the Senior Indebtedness and Subordinated Indebtedness as of the date of the last Senior Payment Default.  When used in the context of the Subordinated Lender, “Pro-Rated Share” shall be Subordinated Indebtedness divided by the sum of the Subordinated Indebtedness and the Senior Indebtedness as of the date of the last Senior Payment Default.  By way of example, if the Senior Indebtedness is $1,000,000 and the Subordinated Indebtedness is $2,000,000, the

 Pro-Rated Share of the Senior Lender would be 33.33% (1,000,000/3,000,000) and the Pro-Rated Share of the Subordinated Indebtedness would be 66.67% (2,000,000/3,000,000). For the purpose of the foregoing calculations, the Senior Indebtedness shall be reduced by the Initial Share actually paid to the Senior Lender.

“Proceeding” means any voluntary or involuntary proceeding commenced by or against the Company or any Obligor under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking dissolution, receivership, reorganization, arrangement, or other similar relief.

“Senior Covenant Default” means any “Event of Default” (as such term is defined in the Senior Loan Agreement) under the Senior Loan Documents (other than a Senior Payment Default) which is brought to the attention of Subordinated Lender by written notice from Senior Lender.

“Senior Indebtedness” means all obligations, liabilities and indebtedness of every nature of the Company or any Obligor from time to time owed to the Senior Lender under the Senior Loan Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all premium, fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding, including any credit enhancement obligations due and owing to the Senior Lender, together with (a) any indebtedness which refinances such principal, interest or other obligations and any amendments, modifications, renewals, restatements, refinancings or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is allowed in any Proceeding.  Senior Indebtedness shall be deemed to be outstanding until it is Finally Paid.

“Senior Loan Documents” shall have the meaning given to the term “Loan Documents” in the Senior Loan Agreement.

“Senior Payment Default” means any “Event of Default” (as such term is defined in the Senior Loan Agreement) under the Senior Loan Documents resulting from the failure to pay, by the time required therefor, any principal, interest, fees or other obligations under the Senior Loan Documents including any default in payment of any Senior Indebtedness after acceleration thereof which is brought to the attention of Subordinated Lender by written notice from Senior Lender.

“Sub-Account” shall have the meaning given such term in the Subordinated Loan Agreement.

“Subordinated Indebtedness” means all obligations, liabilities and indebtedness of every nature of the Company or any Obligor from time to time owed to any Subordinated Lender under the Subordinated Loan Documents, including any credit enhancement obligations to the Subordinated Lender, together with the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all premium, fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding, together with (a) any amendments, modifications, renewals, restatements, refinancings or extensions thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is allowed in any Proceeding.

“Subordinated Lender Remedies” means any action (a) to take from or for the account of the Company, any Obligor, any other guarantor of the Subordinated Indebtedness or any other Person, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company (other than receipt of payments of Subordinated Indebtedness to the extent permitted by this Agreement), any Obligor, any such guarantor or any other Person with respect to the Subordinated Indebtedness, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding (including any Proceeding) against the Company, any Obligor, any such guarantor or any other Person to (i) enforce payment of or to collect the whole or any part of the Subordinated Indebtedness or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Loan Documents or applicable law with respect to the Subordinated Indebtedness, (c) to accelerate the Subordinated Indebtedness, (d) to exercise any put, repurchase or similar option or to cause the Company, any Obligor, any such guarantor or any other Person to honor any redemption or mandatory prepayment obligation under any Subordinated Document or (e) to take any action under the provisions of any state or federal law, including the UCC, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any Company Property or any property or assets of any such guarantor or any other Person.

“Subordinated Loan Documents” shall have the meaning given to the term “Loan Documents” in the Subordinated Loan Agreement.

“Subordinated Note(s)” shall have the meaning given the term “Mezzanine Note” in the Subordinated Loan Agreement.

“UCC” means Article 9 of the Uniform Commercial Code, as in effect in any relevant jurisdiction.

2.
Subordination of Subordinated Indebtedness to Senior Indebtedness.  The Company covenants and agrees, and the Subordinated Lender by its acceptance of the Subordinated Loan Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Loan Documents, that the payment of any and all of the Subordinated Indebtedness shall be, in the event of an Event of Default, subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the Initial Share of the Senior Lender.  Each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions contained in this Agreement.

3.	Subordination of Liens.

3.1
Subordinated Lender hereby covenants and agrees that any Liens and rights of any kind Subordinated Lender may now have and hereafter acquire (or be deemed to now have or hereafter acquire) against the Company or any Obligor and/or any Company Property, if any, shall be subordinate, to the extent and in the manner hereinafter set forth, and subject to the Liens and rights against the Company, Obligors and/or Company Property of the Senior Lender arising from or out of the Senior Indebtedness, regardless of the order, time or manner in which any Liens attach to or are perfected in any Company Property.

3.2
If, after an Event of Default and an acceleration of the payment of the Senior Indebtedness, in the exercise of its legal remedies, Senior Lender is causing any Company Property to be sold and is releasing its Lien in connection with such sale or disposition of any Company Property, the Subordinated Lender shall be deemed to have consented to such disposition and shall execute such releases with respect to such Company Property to be sold as the Senior Lender requests to evidence the release of any Lien against such property that the Subordinated Lender may have or be deemed to have.  Provided, however, that the Senior Lender agrees to distribute the proceeds from the sale of Company Property in accordance with Section 8 hereof.  Subordinated Lender hereby irrevocably appoints the holders of the Senior Indebtedness as the true and lawful attorneys of the Subordinated Lender for the purpose of executing and filing any such releases in such instances.  Subordinated Lender hereby waives any rights such Subordinated Lender has or may have in the future to object to the appointment of a receiver for all or any portion of the equity or the assets of the Company or any Obligor or to require any Senior Lender to marshal the collateral and agrees that each Senior Lender may proceed against the collateral in any order that it deems appropriate in the exercise of its absolute discretion.

3.3
Subordinated Lender hereby appoints the Senior Lender as its agent to perfect by possession or control the Lien in any of the Collateral:  (a) which Lien is capable of being perfected by possession or control and (b) that is, at any time, delivered to and in the possession, or is under the control, of the Senior Lender, subject always to the rights of the Senior Lender as prior Lien holder.  The Subordinated Lender acknowledges that Senior Lender holds such Collateral for the benefit of Senior Lender upon and subject to the terms contained in this Agreement.  Except for matters that are the result of the gross negligence, bad faith or willful misconduct, the Senior Lender shall not be liable to Subordinated Lender, in any respect, for the manner in which it discharges its obligations, as a collateral agent, owed pursuant to this Section 3.3.

3.4
Upon the date that the Senior Indebtedness is Finally Paid or otherwise discharged and released in an express writing to such effect by the Senior Lender, Senior Lender shall, upon the request and at the expense of the Subordinated Lender:  (a) deliver notice, in form and substance reasonably satisfactory to the Subordinated Lender (or its representative) to any Person which has agreed to comply with the instructions of Senior Lender, including without limitation, any depositary institution where a deposit account to which Senior Lender has “control” (as such term is defined in the UCC) has been opened, that such Person no longer is required to comply with the Senior Lender’s instruction, (b) deliver any physical collateral to Subordinated Lender (or their representative) which secures obligations owing to the Subordinated Lender and (c) execute such notices, instruments, termination statements, letter or other documents to evidence the Final Payment of the Senior Indebtedness.

4.	Warranties and Representations of Company.

4.1
The Company hereby represents and warrants to the Senior Lender and Subordinated Lender that each of them has been furnished with a true and correct copy of all instruments and securities evidencing or pertaining to the Subordinated Indebtedness and Senior Indebtedness.

4.2
The Company hereby represents and warrants to the Senior Lender that this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and general principles of equity.

4.3
Subordinated Lender represents and warrants to the Senior Lender: (i) that this Agreement has been duly executed and delivered by such Subordinated Lender and constitutes a legal, valid and binding obligation of such Subordinated Lender enforceable against such Subordinated Lender in accordance with its terms, except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and general principles of equity; and (ii) that such Subordinated Lender has not relied and shall not rely on any representation or information of any nature made by or received from the Senior Lender relative to the Company or any Obligor in deciding to execute this Agreement or to permit it to continue in effect.

4.4
Senior Lender represents and warrants to the Subordinated Lender: (i) that this Agreement has been duly executed and delivered by Senior Lender and constitutes a legal, valid and binding obligation of the Senior Lender enforceable against such Senior Lender in accordance with its terms, except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and general principles of equity; (ii) that the Senior Lender has not relied and shall not rely on any representation or information of any nature made by or received from any Subordinated Lender relative to the Company or any Obligor in deciding to execute this Agreement or to permit it to continue in effect; and (iii) that the Senior Lender is the current holder of the Senior Indebtedness.

4.5
Company represents and warrants that to the best of its knowledge it has delivered true, correct and complete copies of all the documents executed as of the date hereof which have been executed by the Company and others which evidence, secure or otherwise relate to its Subordinated Indebtedness.

5.
Negative Covenants.  Until all of the Senior Indebtedness has been Finally Paid: (A) except as provided herein, the Subordinated Lender shall not demand, accept or acquire from the Company or any Obligor any security interest in or Lien on any assets of the Company or any Obligor or any Company Property, nor any collateral from the Company or any Obligor which is superior to the Lien in favor of Senior Lender (except for a Credit Enhancement as such term is defined in the Subordinated Loan Documents that does not exceed 5% of the Subordinated Indebtedness); (B) the Company shall not discharge the Subordinated Indebtedness other than in accordance with the terms of the Subordinated Loan Documents; (C) the Subordinated Lender shall not demand or accept from the Company, any Obligor or other Person any consideration which would result in a discharge of the Subordinated Indebtedness other than in accordance with the terms of the Subordinated Loan Documents; (D) the Subordinated Lender shall not hereafter give any subordination in respect of the Subordinated Indebtedness; and (E) the Company shall not hereafter issue any instrument, security or other writing evidencing any part of the Subordinated Indebtedness, and the Subordinated Lender shall not receive any such writing, except upon the condition that such security shall bear the legend referred to in Section 25 below and a true copy thereof shall be thereupon promptly furnished to the Senior Lender.

6.	Permitted Payments.

6.1
Notwithstanding the terms of the Subordinated Loan Documents, the Company hereby agrees that it shall not make (and will not permit any other Obligor to make), and each Subordinated Lender hereby agrees that it will not accept, any payment or distribution with respect to the Subordinated Indebtedness including any payment or distribution received through the exercise of any right of setoff, counterclaim or crossclaim, until the Senior Indebtedness is Finally Paid; provided that the Company may pay to the Subordinated Lender and the Subordinated Lender may accept:

(a)
at any time prior to written notice of an Event of Default by the Senior Lender to the Subordinated Lender, any and all Subordinated Indebtedness whether such payment is made in the ordinary course, through a Sub-Account, at maturity or a pre-payment.

(b)	at any time subsequent to an Event of Default, payments made pursuant to Section 8(a)(iii) or 6.1(b) hereof.

The interest rate provided for with respect to the Subordinated Indebtedness may provide for a default interest rate of four percent (4%) per annum above the above stated rates, which stated rates may not be increased more than one percent (1%) per annum without the prior written consent of the Senior Lender.  The charging of default interest and any increased interest rate permitted hereby shall not increase the cash payments permitted to be made to the Subordinated Lender pursuant to this Section 6.1 such additional interest shall accrue and compound quarterly or monthly as applicable.  Notwithstanding the foregoing:

(i)
If a Senior Payment Default has occurred, no payment or distribution shall be made by the Company (or any other Obligor) or accepted by any Subordinated Lender on the Subordinated Indebtedness until the earlier to occur of (x) twenty percent (20%) of the Senior Payment Defaults have been cured or waived or (y) the Senior Lender shall have received its Initial Share.

(ii)
If a Senior Covenant Default shall have occurred, no payment or distribution on the Subordinated Indebtedness shall be made by the Company (or any other Obligor) or accepted by any Subordinated Lender on the Subordinated Indebtedness for a period (a “Blockage Period”) of time commencing upon delivery by the Senior Lender to the Company and Subordinated Lender of written notice stating that a Senior Covenant Default exists or would be created by the making of such payment (the “Blockage Notice”) and continuing until the earlier to occur of (A) 30 days from the date of delivery of the Blockage Notice, or (B) the date on which all Senior Covenant Defaults have been cured or waived.  There shall be no more than five (5) Blockage Periods during the term of Senior Indebtedness.

(iii)
Upon the cure or waiver of any Senior Payment Default or the expiration of any Blockage Period, the Company may make, and the Subordinated Lender may receive, prospective payments of the Subordinated Indebtedness (on a non-accelerated basis) to the extent, if any, such payment would be permitted under this Section 6.  All accrued amounts not paid during any Blockage Period shall accrue and compound by adding the same to principal.

(iv)	Nothing contained herein shall prohibit the Subordinated Lender from receiving, or drawing on, its Credit Enhancement.

6.2
No Senior Payment Default or Senior Covenant Default shall be deemed to have been waived for purposes of this Section 6.2 unless and until the Company shall have received a written waiver from the Senior Lender.

6.3
If Subordinated Lender receives payment pursuant to Section 6, such payment shall be deemed to constitute a representation by Company that no Event of Default exists and that such payment is otherwise permitted by such Section 6.

6.4
Notwithstanding any other provision of this Agreement, the Senior Loan Documents or the Subordinated Loan Documents to the contrary, the aggregate number of Blockage Period days shall not exceed 60 days in any 365-day period.

6.5
No Senior Covenant Default existing on the date any Blockage Notice is given shall, unless the same shall have ceased to exist for a period of at least thirty (30) consecutive days, be used as a basis for any subsequent Blockage Notice; provided that successive Senior Covenant Defaults resulting from the failure to comply with a particular covenant for separate measurement periods shall constitute separate Senior Covenant Defaults not subject to the foregoing limitation.

6.6
The failure of the Company to make any payment with respect to the Subordinated Indebtedness by reason of the operation of this Section 6 shall not be construed as preventing the occurrence of a default under the Subordinated Loan Documents.

6.7
The Company shall not be prohibited from making, and the Subordinated Lender shall not be prohibited from receiving, any payments in respect of the Subordinated Indebtedness in kind, by adding such payment to principal provided that no interest accruing on any such payments in kind added to principal may be paid in cash prior to the Payment in Full of all Senior Indebtedness.

6.8	The provisions of this Section 6 shall not be applicable to the extent that the provisions of Section 8 are applicable.

7.	Forbearance of Legal Remedies.

7.1
Until the Senior Indebtedness is Finally Paid, the Subordinated Lender shall not, without the prior written consent of the Senior Lender, exercise any Subordinated Lender Remedies, until the earliest to occur of the following:

(a)	acceleration of the Senior Indebtedness;

(b)
the passage of 120 days from the delivery to the Senior Lender of written notice from the Subordinated Lender that a default under the Subordinated Loan Documents has occurred and such default shall not have been cured or waived within such period; and

(c)	the commencement or initiation of any Proceeding by a Person other than a Subordinated Lender or any Person on behalf of a Subordinated Lender provided that in no event shall any Subordinated Lender exercise any Subordinated Lender Remedies upon the expiration of the period set forth above any earlier than 5 Business Days after acknowledged receipt of written notice by the Subordinated Lender to the Senior Lender of their intention to take any such Subordinated Lender Remedies, which 5 Business Day period may be within the 120-day period set forth above.

7.2
Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Indebtedness by the Senior Lender such acceleration is rescinded (whether or not any existing Senior Payment Default or Senior Covenant Default has been cured or waived), then all Subordinated Lender Remedies taken by the Subordinated Lender shall likewise be rescinded.

7.3
Notwithstanding anything contained herein to the contrary or any rights or remedies available to the Subordinated Lender under any of the Subordinated Loan Documents, applicable law or otherwise, prior to the time that the Senior Lender has received its Initial Share, any payments, distributions or other proceeds obtained by any Subordinated Lender from the exercise of any Subordinated Lender Remedies shall in any event be held in trust by it for the benefit of the Senior Lender and promptly paid or delivered to the Senior Lender for the benefit of the Senior Lender in the form received.

8.	Dissolution, Liquidation, Reorganization or Bankruptcy.

(a)	In the event of any Proceeding involving the Company or any Obligor:

(i)
the Senior Lender shall receive its Initial Share before the Subordinated Lender shall be entitled to receive any cash payment on account of any Subordinated Indebtedness, provided, however, that the Subordinated Lender may receive “payment in kind” of the Subordinated Indebtedness by adding accrued interest to the principal of the Subordinated Notes or Subordinated Lender may receive payment by acceptance of a note or notes or other instruments evidencing a part or all of the Subordinated Indebtedness; and

(ii)
any payment or distribution of assets of such Person of any kind or character, whether in cash, property or securities, to which the Subordinated Lender would be entitled except for these provisions, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Senior Lender, to the extent necessary to make for the Senior Lender to receive its Initial Share, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.  Subordinated Lender irrevocably authorizes, empowers and directs any debtor, debtor-in-possession, receiver, trustee or agent or other Person having authority, to pay or otherwise deliver all such payments or distributions to Senior Lender, provided, however, that the Subordinated Lender may receive “payment in kind” of the Subordinated Indebtedness by adding accrued interest to the principal of the Subordinated Notes or Subordinated Lender may receive payment by acceptance of a note or notes or other instruments evidencing a part or all of the Subordinated Indebtedness.

(iii)
after the Senior Lender receives its Initial Share, any payment or distribution of Company assets shall be distributed to Senior Lender and Subordinated Lender by multiplying their Pro-Rated Share by the value of the distribution.

(b)
Until the Senior Indebtedness has received its Initial Share, if a Proceeding shall occur and be continuing, the Subordinated Lender shall file all claims they may have against the Company or any Obligor, and shall direct the debtor in possession or trustee in bankruptcy, as appropriate, to pay over to the Senior Lender all amounts due to the Subordinated Lender on account of the Subordinated Indebtedness until the Senior Indebtedness has received its Initial Share.  If the Subordinated Lender fails to file and/or vote such claims prior to 30 days before the expiration of time to do so, the Senior Lender may (but shall have no obligation to) file and/or vote such claims in the Subordinated Lender’s name on behalf of the Senior Lender.  If the Senior Lender votes any such claim in accordance with the authority granted hereof, the Subordinated Lender shall not be entitled to withdraw or change such vote.

(c)
Subordinated Lender agrees, in connection with any such Proceeding, that while it shall retain the right to vote and otherwise act in any such proceeding (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), it will not take any action or vote in any way so as to (i) contest the validity of the Liens securing the Senior Indebtedness, (ii) contest the enforceability of any of the Senior Loan Documents, (iii) contest the Senior Lender’s priority position over the Subordinated Lender created by this Agreement or (iv) take any position or action which would have directly or indirectly any of the following effects:  (A) extension of the final maturity of and/or forgiveness, reduction or cram-down of the Senior Indebtedness or deferral of any required payment in respect of Senior Indebtedness, (B) opposing or objecting to initiatives or claims by the Senior Lender for adequate protection or relief from the automatic stay, use of cash collateral or super-priority expense of administration for failure of adequate protection, (C) challenging in any respect treatment of the Senior Indebtedness as a first priority perfected fully secured claim, (D) blocking current payment of any obligation in respect of Senior Indebtedness, (E) assenting to or supporting any requested extension of the exclusivity period for the submission by Company of any plan of reorganization or liquidation under the Bankruptcy Code unless such extension is assented to or supported by the Senior Lender; and (F) opposing or objecting to any sale or lease of any Company Property that has been consented to by the holders of Senior Indebtedness.  In the event of any violation of any provisions of this section by Subordinated Lender, the Senior Lender may in the name of the Subordinated Lender, or in their own name thereafter amend, modify or rescind any such prior act taken or vote issued, in violation of this Agreement.

(d)
Senior Lender agrees, in connection with any such Proceeding, that while it shall retain the right to vote and otherwise act in any such proceeding (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), it will not take any action or vote in any way so as to (i) contest the validity of the Liens securing the Subordinated Indebtedness, (ii) contest the enforceability of any of the Subordinated Loan Documents, but may, in all instances, assert the superiority of Senior Lender’s Liens and right to be indefeasibly paid the Senior Indebtedness in cash prior to the Subordinated Lender being paid the Subordinated Indebtedness in cash, all in accordance with this Agreement.

(e)
Until the Senior Indebtedness has been Finally Paid, if a Proceeding shall occur and be continuing, the Subordinated Lender hereby (i) expressly consents to any Senior Lender’s providing post-petition financing to the Company or any Obligor or the granting by the Company or any Obligor to any Senior Lender of senior liens and priorities in connection therewith and/or the use of cash collateral and (ii) agrees that adequate notice of such financing or cash collateral usage to the Subordinated Lender shall have been provided if the Subordinated Lender received notice in accordance with Section 16 hereof 2 Business Days prior to the entry of any order approving such financing or cash collateral usage.

(f)
If Subordinated Lender has or at any time acquires any Lien securing any Subordinated Indebtedness, until Senior Lender receives its Initial Share, Subordinated Lender agrees not to (i) initiate any proceeding involving the marshalling of any of Company Property (whether in a Proceeding or otherwise) or (ii) assert any right it may have to “adequate protection” of its interest, if any, in such security in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to such security, in each case without the prior written consent of the Senior Lender.  Until Senior Lender receives its Initial Share, Subordinated Lender waives any claim or defense such Subordinated Lender may now or hereafter have arising out of the election by any Senior Lender in any Proceeding instituted under Chapter 11 of the Bankruptcy Code of any use of cash collateral, any borrowing or any grant of a security interest under Sections 363 and/or 364 of the Bankruptcy Code by the Company or any Obligor, as debtor-in-possession.  Until Senior Lender receives its Initial Share, Subordinated Lender agrees that it will not object to or oppose a sale or other disposition of any property securing all or any part of the Senior Indebtedness free and clear of any Liens or other claims of such Subordinated Lender under Section 363 of the Bankruptcy Code if the Senior Lender has consented to such sale or disposition.  Until Senior Lender receives its Initial Share, Subordinated Lender further agrees that it will not seek to participate on any creditors committee in respect of the Subordinated Indebtedness without the Senior Lender’s prior written consent.  To the extent that any Senior Lender receives payments on, or proceeds of collateral for, the Senior Indebtedness which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then as between Senior Lender and Subordinated Lender hereunder, to the extent of such payment or proceeds received, the Senior Indebtedness, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by such Senior Lender.

9.
Obligation of Company Unconditional.  Nothing contained herein or in the Senior Loan Documents is intended to or shall impair, as between the Company and the Subordinated Lenders only, the obligation of the Company, which is absolute and unconditional, to pay to the Subordinated Lender the Subordinated Indebtedness as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Subordinated Lender and creditors of the Company other than the Senior Lender.

10.	Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

10.1
No right of any present or future holders of any Senior Indebtedness to enforce the subordination provisions as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company; by any act or failure to act by any such holder; by any act or failure to act by any other holder of the Senior Indebtedness; or by any noncompliance by the Company with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.  The Subordinated Lender shall not be released, nor shall the Subordinated Lender’s obligation hereunder be in anyway diminished, by any of the following: (i) the exercise or the failure to exercise by any Senior Lender of any rights or remedies conferred on it or them under the Senior Loan Documents hereunder or existing at law or otherwise, or against any Company Property; (ii) the commencement of an action at law or the recovery of a judgment at law against the Company or any Obligor for the performance of the Senior Indebtedness and the enforcement thereof through levy or execution or otherwise; (iii) the taking or institution or any other action or proceeding against the Company or any Obligor; (iv) any delay in taking, pursuing, or exercising any of the foregoing actions, rights, powers, or remedies (even though requested by Subordinated Lender) by any Senior Lender or anyone acting for any Senior Lender; (v) any lack of validity or enforceability of any Senior Loan Document; (vi) the release or non-perfection of any collateral securing the Senior Indebtedness; or (vii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or any Obligor in respect of the Senior Indebtedness or Subordinated Lender in respect of this Agreement.

10.2
Without limiting the generality of the foregoing, and anything else contained herein to the contrary notwithstanding but subject to Section 14 hereof, any Senior Lender, from time to time, without prior notice to or the consent of the Subordinated Lender, may take all or any of the following actions without in any manner affecting or impairing the obligation or liability of the Subordinated Lender hereunder, so long as the Senior Indebtedness is not increased above the amount permitted in Section 14.2 or increase the interest rate by more than two percent (2%) per annum: (i) obtain a Lien in any property to secure any of the Senior Indebtedness; (ii) obtain the primary and secondary liability of any party or parties with respect to any of the Senior Indebtedness; (iii) renew, reaffirm, or release any liability of any nature of any Person, including any Obligor, with respect to the Senior Indebtedness; (iv) enforce, and apply any Company Property and direct the order or manner of sale thereof as such Senior Lender may in its discretion determine; (vi) enforce its rights hereunder, whether or not such Senior Lender shall proceed against any other Person; (vii) exercise its rights to consent to any action or non-action of the Company or any Obligor which may violate the covenants and agreements contained in the Senior Loan Documents, with or without consideration, on such terms and conditions as may be acceptable to it; or (viii) exercise any of its rights conferred by the Senior Loan Documents or by law.

11.
Waivers.  The Company and Subordinated Lender each hereby waive, to the fullest extent permitted by law, any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by the Senior Lender. To the fullest extent permitted by law and except as to any notices specified in this Agreement, notices regarding the intended sale or disposition of any portion of the collateral held by the Senior Lender, or any notice which may not be waived in accordance with the UCC, the Company and each Subordinated Lender each hereby further waive: presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with all negotiable instruments evidencing all or any portion of the Senior Indebtedness or the Subordinated Indebtedness to which the Company or the Subordinated Lender may be a party; prior notice of and consent to any loans made, extensions granted or other action taken in reliance thereon; and all other demands and notices of every kind in connection with this Agreement, the Senior Indebtedness or the Subordinated Indebtedness.

12.
No Estoppel.  Neither the failure nor any delay on the part of any Senior Lender to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to an estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

13.
Incorrect Payments; Specific Performance.  If the Company or any Obligor shall make or the Subordinated Lender shall collect any payment on account of the principal of, premium or interest on or any other amounts due under the Subordinated Indebtedness in contravention of this Agreement, such payments shall be held in trust by the Subordinated Lenders and not commingled with any assets of any Subordinated Lender and shall be paid over and delivered to the Senior Lender, for the benefit of the Senior Lender, promptly upon receipt thereof.  At any time any Subordinated Lender fails to comply with any provision of this Agreement, the Senior Lender may demand specific performance of this Agreement, whether or not the Company has complied with this Agreement, and may exercise any other remedy available at law or equity.

14.	Amendment of the Subordinated Loan Documents and Senior Loan Documents.

14.1
Subordinated Lender agrees that it will not, without the prior written consent of the Senior Lender, agree to any amendment, modification or supplement to the Subordinated Loan Documents the effect of which is to (i) increase the maximum principal amount of the Subordinated Indebtedness (except as may be due to the payment in kind of any obligations under the Subordinated Loan Documents) or increase the rate of interest (other than in connection with the imposition of default interest of four percent (4%) per annum and other than increasing the stated interest rate up to one percent (1%) per annum from the currently stated rate), increase the portion of the interest required to be paid in cash, or increase fees required to be paid with respect to the Subordinated Indebtedness, (ii) accelerate the dates upon which payments of principal or interest on the Subordinated Indebtedness are due, (iii) change or add any event of default or any covenant with respect to the Subordinated Indebtedness, if the resulting event of default or covenant would be more restrictive to the Company or any Obligor, (iv) change any redemption or prepayment provisions of the Subordinated Indebtedness, (v) alter the subordination provisions with respect to the Subordinated Indebtedness, including subordinating the Subordinated Indebtedness to any other indebtedness, (vi) take any Liens in any assets of  the Company or any Obligor which are superior to the Liens granted to the Senior Lenders or (vii) change or amend any other term of the Subordinated Loan Documents if such change or amendment would result in a Senior Payment Default or Senior Covenant Default, increase the obligations of the Company or any Obligor or confer additional material rights on any Subordinated Lender or any other holder of the Subordinated Indebtedness in a manner adverse to the Company, any Obligor or the Senior Lender.

14.2
The Senior Indebtedness may at any time be amended, modified, restated, refinanced or waived without limitation without notice to, or the consent of, the Subordinated Lender; provided that the Senior Lender shall not, without the prior written consent of holders of a majority of the outstanding Subordinated Indebtedness, agree to any amendment, modification or supplement to the Senior Loan Documents the effect of which is to (i) increase the principal amount of the Senior Indebtedness in excess of the amount of $40,000,000, less mandatory, voluntary and scheduled principal payments received by Senior Lender other than in connection with financing provided pursuant to a Proceeding; (ii) shorten the maturity date of the Senior Indebtedness to less than 59 months (other than in connection with exercise of remedies), (iii) delay the schedule of payments or delay or waive any mandatory prepayment in respect of the Senior Indebtedness (other than in connection with an exercise of remedies); or (iv) increase the interest rate margins by more than 100 basis points (other than in connection with the imposition of default interest).

15.
Inconsistent or Conflicting Provisions; Construction.  If a provision of the Senior Loan Documents or the Subordinated Loan Documents is inconsistent or conflicts with the provisions of this Agreement, the provisions of this Agreement shall govern and prevail.  The term “including” is not limiting and means “including without limitation.”  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

16.
Notices.  Any notice, consent or other communication provided for in this Agreement shall be in writing and shall be delivered personally (effective upon delivery), via facsimile (effective upon confirmation of transmission), via overnight courier (effective the next Business Day after dispatch if instructed to deliver on next business day) or via U.S. Mail (effective 3 days after mailing, postage prepaid, first class) to each party at its address(es) and/or facsimile number(s), or to such other address as either party shall specify to the other in writing from time to time.  The Subordinated Lender shall provide the Senior Lender with written notice promptly upon the occurrence of an event of default under the Subordinated Loan Documents.  The parties hereto agree that, notwithstanding Section 20(b) hereof, any notice to a Subordinated Lender shall be deemed to constitute notice to all affiliated Subordinated Lenders, if any.

17.
Entire Agreement.  This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether express or implied, oral or written.  Neither this Agreement nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by the Senior Lender and the Subordinated Lender; provided that any such change, waiver or amendment shall be binding upon the Company by their written consent thereto.  This Agreement shall constitute a Loan Document and the recitals hereto shall constitute part of this Agreement.

18.
Additional Documentation.  The Company and the Subordinated Lender shall execute and deliver to the Senior Lender such further instruments and shall take such further action as the Senior Lender may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

19.
Expenses.  The Company agrees to pay the Senior Lender on demand all expenses of every kind, including reasonable attorney fees, that the Senior Lender incurs in enforcing any of their rights against the Company and/or the Subordinated Lender under this Agreement.

20.	Successors and Assigns.

20.1
This Agreement shall inure to the benefit of Senior Lender, Subordinated Lender, and their respective successors and assigns, and shall be binding upon the Company and its successors and assigns, and each Senior Lender, each Subordinated Lender and their respective transferees, successors and assigns, including any subsequent holders of the Subordinated Notes.  Any Senior Lender, without prior notice or consent of any kind, may sell, assign or transfer any Senior Indebtedness, and in such event each and every immediate and successive assignee or transferee thereof may be given the right by such Person to enforce this Agreement in full against the Company and the Subordinated Lender, by suit or otherwise, for its own benefit.

20.2
So long as the Subordinated Note includes the legends required pursuant to Section 25 of this Agreement and the Note Purchase Agreement refers to this Agreement, any Subordinated Lender, without prior notice or consent of any kind, may sell, assign or transfer any Subordinated  Indebtedness, and in such event each and every immediate and successive assignee or transferee thereof shall have the right to enforce this Agreement in full against the Company and the Senior Lender, by suit or otherwise, for its own benefit.  The subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Indebtedness, and the terms of this Agreement shall be binding upon the successors and assigns of each Subordinated Indebtedness, as provided in this Section 20.

20.3	Each Subordinated Lender hereby agrees that any party that refinances the Senior Indebtedness of the Senior Lender may rely on and enforce this Agreement as if it were such Senior Lender.

21.
Covenant Not to Challenge.  This Agreement has been negotiated by the parties with the expectation and in reliance upon the assumption that the instruments and documents evidencing the Senior Indebtedness are valid and enforceable.  In determining whether to enter into this Agreement, the Subordinated Lender has assumed such validity and enforceability, and have agreed to the provisions contained herein, without relying upon any reservation of a right to challenge or call into question such validity or enforceability.  As between any Senior Lender and Subordinated Lender, Subordinated Lender hereby covenants and agrees, to the fullest extent permitted by law, that it shall not initiate in any proceeding a challenge to the validity or enforceability of the documents and instruments evidencing the Senior Indebtedness or the validity, perfection or priority of any Lien of the Senior Lender securing the Senior Indebtedness, nor shall the Subordinated Lender instigate other parties to raise any such challenges, nor shall the Subordinated Lender participate in or otherwise assert any such challenges which are raised by other parties.

22.
Subrogation. Subject to the Final Payment of all Senior Indebtedness and the provisions of Section 24 hereof, the Subordinated Lender shall be subrogated to the rights of the Senior Lender to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness to the extent that distributions otherwise payable to the Subordinated Lender has been applied to the Senior Indebtedness, until all amounts payable under the Subordinated Indebtedness shall have been paid in full.  For purposes of such subrogation, no payments or distributions to the Senior Lender of any cash, property or securities to which the Subordinated Lender would be entitled except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to the Senior Lender by the Subordinated Lender shall, as among the Company and its creditors other than the Senior Lender, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.  If the Company fails to make any payment on account of the Subordinated Indebtedness by reason of any provision contained herein, such failure shall, notwithstanding such provision contained herein, constitute a default with respect to the Subordinated Indebtedness if and to the extent such failure would otherwise constitute such a default in accordance with the terms of the Subordinated Indebtedness.

23.
Termination of Agreement.  This Agreement shall continue and shall be irrevocable until the date all of the Senior Indebtedness has been Finally Paid or otherwise discharged and released in an express writing to such effect by the Senior Lender.

24.
Reinstatement.  The obligations of the Subordinated Lender under the Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Indebtedness is rescinded or must otherwise be restored or returned by any Senior Lender by reason of any bankruptcy, reorganization, arrangement, composition or similar proceeding or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company, any Obligor or any substantial part of its property, or otherwise, all as though such payment had not been made.

25.
Legends.  Until the termination of this Agreement, Subordinated Lender will cause to be clearly, conspicuously and prominently inserted on the face of each note taken by Subordinated Lender and any other Subordinated Loan Documents, as well as any renewals or replacements thereof, the following legend:

“THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF ____________, 2007, AMONG HENNESSEY FINANCIAL MONTHLY INCOME FUND, LP (THE “SUBORDINATED LENDER”) AND CS FINANCING CORPORATION (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, THE “SENIOR LENDER”), RELATING TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY HENNESSEY FINANCIAL, LLC (THE “COMPANY”) PURSUANT TO THAT LOAN AND SECURITY AGREEMENT DATED AS OF OCTOBER 2, 2005 AMONG THE COMPANY, THE SENIOR LENDER AS SUCH LOAN AND SECURITY AGREEMENT MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS THEREUNDER AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.”

The Subordinated Lender’s books shall be marked to evidence the subordination of all of the Subordinated Indebtedness to the holders of Senior Indebtedness, in accordance with the terms of this Agreement.  Senior Lender is authorized to examine such books from time to time in accordance with the terms of this Agreement.

26.
Governing Law.  THIS AGREEMENT  SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.  THE COMPANY AND THE SUBORDINATED LENDER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY THE COMPANY OR THE SUBORDINATED LENDER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED IN A HENNEPIN COUNTY, MINNESOTA COURT.

27.	Jury Trial. THE SENIOR LENDER, THE SUBORDINATED LENDER AND THE COMPANY WAIVE TRIAL BY JURY IN ANY DISPUTE ARISING FROM, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

28.
Severability.  The provisions of this Agreement are independent of and separable from each other.  If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

29.
Counterparts.  This Agreement may be executed in any number of separate counterparts, all of which, when taken together, shall constitute one and the same instrument, notwithstanding the fact that all parties did not sign the same counterpart.  Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof.

30.	Sections. The section headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

31.
Defines Rights of Creditors.  The provisions of this Agreement are solely for the purpose of defining the relative rights of the Senior Lender and the Subordinated Lender and shall not be deemed to create any rights or priorities in favor of any other Person, including the Company.

32.	Option to Purchase First Lien Debt.

32.1
Upon the delivery by the Senior Lender to Company of written notice in accordance with this Section 32.1 (a “Trigger Notice”) of the intent of the Senior Lender to accelerate any Senior Indebtedness or commence any foreclosure or other action to sell or otherwise realize upon the Collateral (including, without limitation, by set-off or otherwise), Company or Subordinated Lender shall have an option, exercised by delivery of written notice by Company to the Senior Lender (a “Purchase Notice”) given by a same-day facsimile or personal delivery, to purchase all (but not less than all) of the Senior Indebtedness (at the “Purchase Price” referred to in Section 32.4 below) from the Senior Lender.  The Purchase Notice shall specify which of Company and/or Subordinated Lender (the “Purchasing Subordinated Lender”) will purchase the Senior Indebtedness.  The Purchase Notice shall be irrevocable.  If Company does not deliver such Purchase Notice within thirty (30) Business Days of the delivery of the Trigger Notice, the purchase right of Company and the other Subordinated Lender hereunder with respect to such Trigger Notice shall expire and be of no force and effect.

32.2
The Senior Lender shall deliver to Company the Trigger Notice referred to in Section 32.1 above (a) in the absence of an Exigent Circumstance (defined below), not less than ten (10) Business Days prior to the earliest of taking of any action to accelerate any Senior Indebtedness or to commence any foreclosure or other action to sell or otherwise realize upon the Collateral, or (b) if Exigent Circumstances exist, as soon as practicable and in any event not more than five (5) Business Days after the taking of such action.  Company may send to the Senior Lender the Purchase Notice referred to in Section 32.1 above within ten (10) Business Days of receipt of such Trigger Notice, in which event, the Senior Lender shall not accelerate the Senior Indebtedness or commence any foreclosure or other action to sell or otherwise realize upon such Collateral (including, without limitation, by set-off or otherwise), as the case may be; provided that the purchase and sale with respect to the Senior Indebtedness provided for in this Section 32 shall have closed within five (5) Business Days after receipt by the Senior Lender of the Purchase Notice and the Senior Lender shall have received payment in full of the Purchase Price for the Senior Indebtedness as provided for herein within such five (5) Business Day period.  As used herein, “Exigent Circumstance” shall mean (i) a Proceeding by or against any Company or any Obligor, (ii) an exercise by another lender of enforcement rights or remedies with respect to particular Collateral, or (iii) an event or circumstance that materially and imminently threatens the ability of the Senior Lender to realize upon all or a material part of the Collateral, such as, without limitation, fraudulent removal or concealment thereof, destruction (other than to the extent covered by insurance) or material waste thereof.

32.3
On the date specified by Company in the Purchase Notice (which shall not be more than five (5) Business Days after the receipt by the Senior Lender of the Purchase Notice), the Senior Lender shall sell to Company and the Subordinated Lender, without recourse or warranty (except as specified in Section 32.5) of any kind, and Company and the Subordinated Lender shall purchase from the Senior Lender all (but not less than all) of the Senior Indebtedness.  From and after such sale and purchase of the Senior Indebtedness, subject to the provisions of Section 32.4 hereof, Company and the Subordinated Lender shall be parties to the Senior Loan Agreement and the other Senior Loan Documents, and shall have the rights and remedies and obligations and responsibilities of the Senior Lender thereunder, and the Senior Lender shall have assigned their rights and remedies and shall have been released from their obligations and responsibilities under the Senior Loan Agreement and the other Senior Loan Documents and shall cease to be parties thereto. The Senior Lender and the Subordinated Lender will execute an assignment and acceptance agreement, substantially in the form attached as Exhibit A to the Senior Loan Agreement as in effect on the date hereof (with such changes as are required to assign the entire Senior Indebtedness (as opposed to a percentage share thereof), to assign the agency to Company, to waive any processing fee, or to otherwise reflect the terms of this Section 32), to evidence the purchase and sale of the Senior Indebtedness.

32.4
Upon the date of such purchase and sale, the Purchasing Subordinated Lender shall (a) pay to the Senior Lender as the purchase price therefor (the “Purchase Price”) the full amount of all the Senior Indebtedness then outstanding and unpaid, (b) without duplication, agree to reimburse the Senior Lender for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any payments provisionally credited to the Senior Indebtedness, and/or as to which the Senior Lender has not yet received final payment and, without duplication, agree to reimburse, within five (5) Business Days of written demand by the Senior Lender therefor, the Senior Lender in respect of indemnification obligations of the Obligors under the Senior Loan Documents as to matters or circumstances identified by the Senior Lender prior to such sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) to Senior Lender.  Such purchase price and cash collateral shall be remitted by wire transfer of immediately available federal funds to such bank account of the Senior Lender as the Senior Lender may designate in writing to the Company for such purpose.  Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Purchasing Subordinated Lender to the bank account designated by the Senior Lender are received in such bank account prior to 2:00 p.m., CST time and interest shall be calculated to and including such Business Day if the amounts so paid by the Purchasing Subordinated Lenders to the bank account designated by the Senior Lender are received in such bank account later than 2:00 p.m., CST time.

32.5
Such purchase shall be expressly made without representation or warranty of any kind by any of the Senior Lender as to the Senior Indebtedness or otherwise and without recourse to any of the Senior Lender, except that each of the Senior Lender shall severally represent and warrant: (i) the amount of the Senior Indebtedness being purchased from such Senior Lender; (ii) that such Senior Lender owns such Senior Indebtedness free and clear of any Liens or encumbrances; and (iii) such Senior Lender has the right to assign such Senior Indebtedness and the assignment is duly authorized.

                  121149814v2 843548

The parties hereto have executed this Agreement as of the date first above written.

CS FINANCING CORPORATION By: /s/ Timothy R. Redpath Name: Timothy R. Redpath Title: CEO
HENNESSEY FINANCIAL MONTHLY INCOME FUND, LP By: /s/ Jeffrey Allen Gardner Name: Jeffrey Allen Gardner Title: President of GP
HENNESSEY FINANCIAL, LLC By: /s/ Jeffrey Allen Gardner Name: Jeffrey Allen Gardner Title: President
HENNESSEY FINANCIAL NOTE HOLDINGS, LLC By: /s/ Jeffrey Allen Gardner Name: Jeffrey Allen Gardner Title: President

                  121149814v2 843548